   As filed with the Securities and Exchange Commission on September 23, 2005
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

  W. R. BERKLEY CORPORATION                  W. R. BERKLEY CAPITAL TRUST III
(Exact name of registrant as                (Exact name of each registrant as
  specified in its charter)               specified in its certificate of trust)

           DELAWARE                                      DELAWARE
(State or other jurisdiction of               (State or other jurisdiction of
incorporation or organization)                 incorporation or organization
                                                      of each registrant)

          22-1867895                                  TO BE APPLIED FOR
(I.R.S. Employer Identification                (I.R.S. Employer Identification
             Number)                                        Numbers)

      475 STEAMBOAT ROAD                        C/O W. R. BERKLEY CORPORATION
  GREENWICH, CONNECTICUT 06830                        475 STEAMBOAT ROAD
        (203) 629-3000                           GREENWICH, CONNECTICUT 06830
(Address, including zip code, and                        (203) 629-3000
   telephone number, including               (Address, including zip code, and
    area code, of registrant's                  telephone number, including
   principal executive offices)                   area code, of registrant's
                                                  principal executive offices)

                              IRA S. LEDERMAN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            W. R. BERKLEY CORPORATION
                               475 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-3000
                     (Name, address, including zip code, and
                                telephone number,
                        including area code, of agent for
                           service of each registrant)

                           ---------------------------

                Please address a copy of all communications to:

                            JEFFREY S. HOCHMAN, ESQ.
                          WILLKIE FARR & GALLAGHER LLP
                               787 SEVENTH AVENUE
                             NEW YORK, NY 10019-6099
                                 (212) 728-8000
                           ---------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                                   Proposed           Proposed
                                                                    maximum            maximum             Amount of
            Title of each class of               Amount to be    offering price   aggregate offering      registration
       securities to be registered (1)          registered (2)  per unit (3)(4)    price (2)(3)(4)         fee (4)
--------------------------------------------    --------------  ----------------  ------------------      -------------
Common Stock of W. R. Berkley Corporation,
     par value $.20 per share (5)............
Preferred Stock of W. R. Berkley Corporation,
     par value $.10 per share................
Depositary Shares of W. R. Berkley
     Corporation (6).........................
Debt Securities of W. R. Berkley Corporation
     (7).....................................
Warrants to Purchase Common Stock of W. R.
     Berkley Corporation.....................
Warrants to Purchase Preferred Stock of W. R.
     Berkley Corporation.....................
Warrants to Purchase Debt Securities of W. R.
     Berkley Corporation.....................
Stock Purchase Contracts of W. R. Berkley
     Corporation.............................
Stock Purchase Units of W. R. Berkley
     Corporation............................
Preferred Securities of W. R. Berkley Capital
     Trust III...............................
Guarantees of Preferred Securities of W. R.
     Berkley Capital Trust III by W. R.
     Berkley Corporation and certain backup
     undertakings (8)........................
                                                --------------          ---           --------------         --------
     Total...................................   $1,000,000,000          100%          $1,000,000,000         $117,700
=======================================================================================================================

(1) These offered securities may be sold separately, together or as units with other offered securities.

(2) Such indeterminate number or amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units of W. R. Berkley Corporation and Preferred Securities of W. R. Berkley Capital Trust III as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $1,000,000,000, or if any Debt Securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $1,000,000,000. Certain debt securities of W. R. Berkley Corporation may be issued and sold to W. R. Berkley Capital Trust III in connection with the issuance of Preferred Securities by such trust, in which event such Debt Securities may later be distributed to the holders of such Preferred Securities upon a dissolution of W. R. Berkley Capital Trust III and the distribution of the assets thereof.

(3)   Estimated solely for purposes of calculating the registration fee.

(4) Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares registered hereunder.

(5) Also includes such presently indeterminate number of shares of Common Stock as may be issued (a) upon conversion of or exchange for any Debt Securities or Preferred Stock that provide for conversion or exchange into Common Stock, (b) upon exercise of warrants to purchase Common Stock or
      (c) pursuant to Stock Purchase Contracts. Also includes such presently indeterminate number or amount of offered securities as may be issued (a) upon conversion of or exchange for any Preferred Securities that provide for conversion or exchange into offered securities or (b) in connection with Stock Purchase Units. Also includes Preferred Stock purchase rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.

(6) To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.

(7) Subject to Note 2, such indeterminate principal amount of Debt Securities (which may be senior or subordinated).

(8) No separate consideration will be received for the Guarantees. The Guarantees include the rights of holders of the Preferred Securities under the Guarantees and certain backup undertakings, comprised of obligations of W. R. Berkley Corporation under a subordinated indenture and any supplemental indentures thereto and under the trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of W. R. Berkley Capital Trust III, as described in this registration statement. All obligations under the trust agreement, including the indemnity obligation, are included in the back-up undertakings.

                           ---------------------------


      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THEIR EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
================================================================================

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2005

PROSPECTUS

                                 $1,000,000,000

                            W. R. BERKLEY CORPORATION

       Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock,
       Warrants to Purchase Debt Securities, Stock Purchase Contracts and
                              Stock Purchase Units

                           ---------------------------

                         W. R. BERKLEY CAPITAL TRUST III

                              Preferred Securities
 Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by
                            W. R. Berkley Corporation


      We or the trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add to or update the information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

                           ---------------------------

      Our common stock is listed on the New York Stock Exchange under the symbol "BER". On September 22, 2005, the closing price of our common stock, as reported by the New York Stock Exchange, was $38.20 per share.

                           ---------------------------

      INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 3.

                          ---------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.


               The date of this prospectus is September __, 2005.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER WE NOR W. R. BERKLEY CAPITAL TRUST III HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE AND W. R. BERKLEY CAPITAL TRUST III ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we and the trust filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, stock purchase units, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, we and the trust may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $1,000,000,000.

      This prospectus provides you with a general description of the securities we or the trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, the trust and the offered securities, please refer to the registration statement of which this prospectus forms a part.

      Each time we or the trust sells securities, we or the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update the information contained in this prospectus. However, any fundamental changes to the terms of the offerings will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part.

      You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
W. R. BERKLEY CORPORATION ..............................................    1
W. R. BERKLEY CAPITAL TRUST III ........................................    1
RISK FACTORS ...........................................................    3
FORWARD-LOOKING STATEMENTS .............................................   11
USE OF PROCEEDS ........................................................   13
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS .................   13
GENERAL DESCRIPTION OF THE OFFERED SECURITIES ..........................   14
DESCRIPTION OF OUR CAPITAL STOCK .......................................   14
DESCRIPTION OF THE DEPOSITARY SHARES ...................................   23
DESCRIPTION OF THE DEBT SECURITIES .....................................   26
DESCRIPTION OF THE WARRANTS TO PURCHASE  COMMON STOCK OR PREFERRED STOCK   47
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES ................   49
DESCRIPTION OF PREFERRED SECURITIES ....................................   50
DESCRIPTION OF PREFERRED SECURITIES GUARANTEES .........................   63
DESCRIPTION OF STOCK PURCHASE CONTRACTS  AND STOCK PURCHASE UNITS ......   68
PLAN OF DISTRIBUTION ...................................................   68
LEGAL OPINIONS .........................................................   71
EXPERTS ................................................................   71
WHERE YOU CAN FIND MORE INFORMATION ....................................   71
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ........................   72

                            W. R. BERKLEY CORPORATION

OVERVIEW

      We are an insurance holding company which, through our subsidiaries, presently operates in five segments of the property casualty insurance business:

      - specialty lines of insurance, including excess and surplus lines, professional liability and commercial transportation;

      -     regional commercial property casualty insurance;

      - alternative markets, including workers' compensation and the management of self-insurance programs;

      -     reinsurance, including treaty, facultative and Lloyd's business; and

      -     international.

      Our holding company structure provides us with the flexibility to respond to local or specific market conditions and to pursue specialty business niches. It also allows us to be closer to our customers in order to better understand their individual needs and risk characteristics. Our structure allows us to capitalize on the benefits of economies of scale through centralized capital, investment and reinsurance management and actuarial, financial and corporate legal staff support.

      Our specialty insurance and reinsurance operations are conducted nationwide, as well as in the United Kingdom. Regional insurance operations are conducted primarily in the Midwest, New England, Southern (excluding Florida) and Mid Atlantic regions of the United States. Alternative markets operations are conducted throughout the U.S. International operations are conducted in Argentina and the Philippines.

OTHER INFORMATION

      For further information regarding us and our financial information, you should refer to our recent filings with the Commission.

      We were incorporated in Delaware in 1970 as the successor to a New Jersey corporation which was incorporated in 1967. Our principal executive offices are located at 475 Steamboat Road, Greenwich, Connecticut 06830, and our telephone number is (203) 629-3000.


                         W. R. BERKLEY CAPITAL TRUST III

      The trust is a statutory trust created under Delaware law pursuant to

      - a trust agreement executed by us, as sponsor of the trust, and the trustees for the trust and

      - the filing of a certificate of trust with the Delaware Secretary of State on March 22, 2001.

      The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The trust exists for the exclusive purposes of:

      - issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the trust;

      - using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of our subordinated debt securities; and

      - engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities and purchase of our subordinated debt securities.

      We will indirectly or directly own all of the common securities of the trust. The common securities of the trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that trust, except that, if an event of default under the restated trust agreement resulting from an event of default under our subordinated debt securities held by the trust has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities.

      Unless otherwise disclosed in the related prospectus supplement, the trust has a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the trust. Unless otherwise disclosed in the applicable prospectus supplement, the trust's business and affairs will be conducted by the trustees appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. The duties and obligations of the trustees of the trust will be governed by the restated trust agreement of the trust.

      Unless otherwise disclosed in the related prospectus supplement, two of the trustees of the trust will be administrative trustees. The administrative trustees will be persons who are employees or officers of or affiliated with us. One trustee of the trust will be the property trustee. The property trustee will be a financial institution that is not affiliated with us, that has a minimum amount of combined capital and surplus of not less than $50,000,000 and that will act as property trustee under the terms set forth in the applicable prospectus supplement. The property trustee will also act as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. In addition, one trustee of the trust, which trustee will reside in or have its principal place of business in the State of Delaware, will be the "Delaware trustee." The Delaware trustee may be the property trustee, if it otherwise meets the requirements of applicable law. We will pay all fees and expenses related to the trust and the offering of preferred securities and common securities.

      The principal executive offices for the trust is located at c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. The telephone number of the trust is (203) 629-3000.

                                  RISK FACTORS

      Our business faces significant risks. If any of the events or circumstances described as risks below actually occurs, our business, results of operations or financial condition could be materially and adversely affected. In such case, the market value of our securities could decline and you may lose part or all of your investment. You should carefully consider and evaluate all of the information included or incorporated in this prospectus and any prospectus supplement relating to the offering of these securities, including the risk factors listed below, before deciding whether to invest in our securities.

RISKS RELATING TO OUR INDUSTRY

      OUR RESULTS MAY FLUCTUATE AS A RESULT OF MANY FACTORS, INCLUDING CYCLICAL CHANGES IN THE INSURANCE AND REINSURANCE INDUSTRY.

      The results of companies in the property casualty insurance industry historically have been subject to significant fluctuations and uncertainties. The demand for insurance is influenced primarily by general economic conditions, while the supply of insurance is directly related to available capacity. The adequacy of premium rates is affected mainly by the severity and frequency of claims, which are influenced by many factors, including natural disasters, regulatory measures and court decisions that define and expand the extent of coverage and the effects of economic inflation on the amount of compensation due for injuries or losses. In addition, investment rates of return may impact policy rates. These factors can have a significant impact on ultimate profitability because a property casualty insurance policy is priced before its costs are known, as premiums usually are determined long before claims are reported. These factors could produce results that would have a negative impact on our results of operations and financial condition.

      OUR ACTUAL CLAIMS LOSSES MAY EXCEED OUR RESERVES FOR CLAIMS, WHICH MAY REQUIRE US TO ESTABLISH ADDITIONAL RESERVES.

      Our gross reserves for losses and loss expenses were approximately $6.0 billion as of June 30, 2005. Our loss reserves reflect our best estimates of the cost of settling all claims and related expenses with respect to insured events that have occurred.

      Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what management expects the ultimate settlement and claims administration will cost for claims that have occurred, whether known or unknown. The major assumptions about anticipated loss emergence patterns are subject to unanticipated fluctuation. These estimates, which generally involve actuarial projections, are based on management's assessment of facts and circumstances then known, as well as estimates of future trends in claims severity and frequency, inflation, judicial theories of liability, reinsurance coverage, legislative changes and other factors, including the actions of third parties which are beyond our control.

      The inherent uncertainties of estimating reserves are greater for certain types of liabilities, where long periods of time elapse before a definitive determination of liability is made and settlement is reached. In periods with increased economic volatility, it becomes more difficult to accurately predict claim costs. Reserve estimates are continually refined in an ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, we cannot assure you that our current reserves will prove adequate in light of subsequent events. Should we need to increase our reserves, our pre-tax income for the period would decrease by a corresponding amount.

      We increased our estimates for claims occurring in prior years by $295 million in 2004, $245 million in 2003 and $156 million in 2002. We, along with the property casualty insurance industry in general, have experienced higher than expected losses for certain types of business written from 1998 to 2001. Although our reserves reflect our best estimate of the costs of settling claims, we cannot assure you that our claim estimates will not need to be increased in the future.

      We discount our reserves for excess and assumed workers' compensation business because of the long period of time over which losses are paid. Discounting is intended to appropriately match losses and loss expenses to income earned on investment securities supporting liabilities. The expected loss and loss expense payout pattern subject to discounting is derived from our loss payout experience and is supplemented with data compiled from insurance companies writing similar business. Changes in the loss and loss expense payout pattern are recorded in the period they are determined. If the actual loss payout pattern is shorter than anticipated, the discount will be reduced and pre-tax income will decrease by a corresponding amount.

      AS A PROPERTY CASUALTY INSURER, WE FACE LOSSES FROM NATURAL AND MAN-MADE CATASTROPHES.

      Property casualty insurers are subject to claims arising out of catastrophes that may have a significant effect on their results of operations, liquidity and financial condition. Catastrophe losses, such as those related to the World Trade Center attack in 2001, have had a significant impact on our results. In addition, through our recent quota share arrangements with certain Lloyd's syndicates, we have additional exposure to catastrophic losses. For example, weather-related losses were $29 million in 2002, $38 million in 2003 and $60 million in 2004. More recently, we have preliminarily estimated our pre-tax loss (net of reinsurance recoverables) from Hurricane Katrina to be less than $25 million and expect to incur further losses as a result of Hurricane Rita. Several states (or underwriting organizations of which our insurance subsidiaries are required to be members) may increase their mandatory assessments as result of these recent catastrophes and other events, and we may not be able to fully recoup these increased costs.

      Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires, as well as terrorist activities. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Some catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of our property casualty lines, and most of our past catastrophe-related claims have resulted from severe storms. Seasonal weather variations may affect the severity and frequency of our losses. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. It is therefore possible that a catastrophic event or multiple catastrophic events could produce significant losses and have a material adverse effect on our results of operations and financial condition.

      WE FACE SIGNIFICANT COMPETITIVE PRESSURES IN OUR BUSINESSES, WHICH MAY REDUCE PREMIUM RATES AND PREVENT US FROM PRICING OUR PRODUCTS AT ATTRACTIVE RATES.

      We compete with a large number of other companies in our selected lines of business. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and reinsurers, other regional companies, as well as mutual companies, specialty insurance companies, underwriting agencies and diversified financial services companies. Competition in our businesses is based on many factors, including the perceived financial strength of the company, premium charges, other terms and conditions offered, services provided, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the lines to be written.

      Some of our competitors, particularly in the reinsurance business, have greater financial and marketing resources than we do. These competitors within the reinsurance segment include Berkshire Hathaway, GE Insurance Solutions, Transatlantic Reinsurance and Everest Reinsurance Company, which collectively comprise a majority of the U.S. property casualty reinsurance market. We expect that perceived financial strength, in particular, will become more important as customers seek high quality reinsurers. Certain of our competitors operate from tax-advantaged jurisdictions and have the ability to offer lower rates due to such tax advantages.

      New competition could cause the supply and/or demand for insurance or reinsurance to change, which could affect our ability to price our products at attractive rates.

      WE, AS A PRIMARY INSURER, MAY HAVE SIGNIFICANT EXPOSURE FOR TERRORIST
      ACTS.

      To the extent that reinsurers have excluded coverage for terrorist acts or have priced such coverage at rates that we believe are not practical, we, in our capacity as a primary insurer, do not have reinsurance protection and are exposed for potential losses as a result of any terrorist acts. For example, our losses from the World Trade Center attack in 2001 were $35 million. We have particular exposure to terrorist acts as a provider of insurance for habitational risks in the New York metropolitan area and as a workers' compensation insurer.

      To the extent an act of terrorism is certified by the Secretary of Treasury, we may be covered under The Terrorism Risk Insurance Act of 2002 ("TRIA") for up to 90% of our losses. However, any such coverage would be subject to a mandatory deductible based on a percent of earned premium for the covered lines of commercial property and casualty insurance. Based on our 2004 earned premiums, our deductible under TRIA during 2005 is $517 million. If TRIA is not extended beyond its stated termination date of December 31, 2005 or replaced by a similar program, our liability for terrorist acts could be a material amount. In addition, even this coverage provided under TRIA does not apply to reinsurance that we write.

      OUR EARNINGS COULD BE MORE VOLATILE BECAUSE OF OUR INCREASED LEVEL OF RETENTIONS.

      Over the past few years, we significantly increased our retention levels in premiums written due to changes in market conditions and the pricing environment. We purchase less reinsurance, the process by which we transfer, or cede, part of the risk we have assumed to a reinsurance company, thereby retaining more risk. As a result, our earnings could be more volatile and increased severities are more likely to have a material adverse effect on our results of operations and financial condition.

      WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION, WHICH INCREASES OUR COSTS AND COULD RESTRICT THE CONDUCT OF OUR BUSINESS.

      We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than stockholders and other investors. This system of regulation, generally administered by a department of insurance in each state in which we do business, relates to, among other things:

      -     standards of solvency, including risk-based capital measurements;

      - restrictions on the nature, quality and concentration of investments;

      -     requiring certain methods of accounting;

      - rate and form regulation pertaining to certain of our insurance businesses; and

      - potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

      State insurance departments conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters. Recently adopted federal financial services modernization legislation may lead to additional federal regulation of the insurance industry in the coming years. Also, foreign governments regulate our international operations.

      The insurance industry, including the Company, recently has become the subject of increasing scrutiny with respect to insurance broker and agent compensation arrangements and sales practices. The New York State Attorney General and other state and federal regulators have commenced investigations and other proceedings relating to compensation and bidding arrangements between producers and issuers of insurance products, and unsuitable sales practices by producers on behalf of either the issuer or the purchaser. The practices currently under investigation include, among other things, allegations that so-called contingent commission arrangements may conflict with a broker's duties to its customers and that certain brokers and insurers may have engaged in anti-competitive practices in connection with insurance premium quotes. A single Berkley insurance operating unit has reported certain limited instances of conduct that could be characterized as involving inappropriate solicitation practices. That operating unit has reached an agreement with its domiciliary insurance regulator resolving all issues pertaining to its inquiry without penalty.

      The regulators' investigations and proceedings are expected to continue, and new investigative proceedings may be commenced, in the future. These investigations and proceedings could result in legal precedents and new industry-wide practices or legislation, rules or regulations that could significantly affect the insurance industry.

      We may be unable to maintain all required licenses and approvals and our business may not fully comply with the wide variety of applicable laws and regulations or the relevant authority's interpretation of the laws and regulations. Also, some regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us. Also, changes in the level of regulation of the insurance industry, whether federal, state or foreign, or changes in laws or regulations themselves or interpretations by regulatory authorities, restrict the conduct of our business.

      In certain of our insurance businesses, the rates we charge our policyholders are subject to regulatory approval. Certain lines of business are subject to a greater degree of regulatory scrutiny then others. For example, the workers' compensation business is highly regulated. During 2004, approximately 13% of our net premiums written represented primary workers' compensation business. Of our net premiums written, approximately 5% represented primary workers' compensation business written in the State of California, which is undergoing workers' compensation reform that may adversely affect our ability to adjust rates.

RISKS RELATING TO OUR BUSINESS

      WE CANNOT GUARANTEE THAT OUR REINSURERS WILL PAY IN A TIMELY FASHION, IF AT ALL, AND, AS A RESULT, WE COULD EXPERIENCE LOSSES.

      We purchase reinsurance by transferring part of the risk that we have assumed, known as ceding, to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us, the reinsured, of our liability to our policyholders. Our reinsurers may not pay the reinsurance recoverables that they owe to us or they may not pay such recoverables on a timely basis. This risk may increase significantly if our reinsurers experience financial difficulties as a result of natural catastrophes and other events. Accordingly, we bear credit risk with respect to our reinsurers, and if our reinsurers fail to pay us, our financial results would be adversely affected. Underwriting results and investment returns of some of our reinsurers may affect their future ability to pay claims. As of December 31, 2004, the amount due from our reinsurers was $851 million, including amounts due from state funds and industry pools. Certain of these amounts due from reinsurers are secured by letters of credit or held in trust on our behalf.

      WE ARE RATED BY A.M. BEST AND STANDARD & POOR'S, AND A DECLINE IN THESE RATINGS COULD AFFECT OUR STANDING IN THE INSURANCE INDUSTRY AND CAUSE OUR SALES AND EARNINGS TO DECREASE.

      Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Certain of our insurance company subsidiaries are rated by A.M. Best, Standard & Poor's and Moody's Investors Services. A.M. Best, Standard & Poor's and Moody's ratings reflect their opinions of an insurance company's financial strength, operating performance, strategic position and ability to meet its obligations to policyholders, are not evaluations directed to investors and are not recommendations to buy, sell or hold our securities. Our ratings are subject to periodic review, and we cannot assure you that we will be able to retain those ratings. All of the domestic insurance subsidiaries except Admiral Insurance Company have an A.M. Best, Inc. rating of "A (Excellent)," which is the third highest rating out of fifteen possible ratings by A.M. Best. Admiral Insurance Company has a rating of "A+ (Superior)," which is A.M. Best's second highest rating. W.R. Berkley Insurance (Europe), Limited has a rating of "A- (Excellent)," which is A.M. Best's fourth highest rating. The Standard & Poor's financial strength rating for our insurance subsidiaries is A+/negative (the seventh highest rating out of twenty-seven possible ratings). Our Moody's rating is A2 for Berkley Insurance Company (the sixth highest rating out of twenty-one possible ratings).

      If our ratings are reduced from their current levels by A.M. Best, Standard & Poor's and/or Moody's, our competitive position in the insurance industry could suffer and it would be more difficult for us to market our products. A significant downgrade could result in a substantial loss of business as policyholders move to other companies with higher claims-paying and financial strength ratings.

      IF MARKET CONDITIONS CAUSE REINSURANCE TO BE MORE COSTLY OR UNAVAILABLE, WE MAY BE REQUIRED TO BEAR INCREASED RISKS OR REDUCE THE LEVEL OF OUR UNDERWRITING COMMITMENTS.

      As part of our overall risk and capacity management strategy, we purchase reinsurance for certain amounts of risk underwritten by our insurance company subsidiaries, especially catastrophe risks. We also purchase reinsurance on risks underwritten by others which we reinsure. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase, which may affect the level of our business and profitability. For example, recent catastrophes and other events may limit the availability of and further increase our cost of reinsurance. Our reinsurance facilities are generally subject to annual renewal. As a result, we may be unable to maintain our current reinsurance facilities or to obtain other reinsurance facilities in adequate amounts and at favorable rates. If we are unable to renew our expiring facilities or to obtain new reinsurance facilities, either our net exposures would increase or, if we are unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks.

      OUR INTERNATIONAL OPERATIONS EXPOSE US TO INVESTMENT, POLITICAL AND ECONOMIC RISKS.

      Our international operations, including our recent UK-based operations, expose us to investment, political and economic risks, including foreign currency and credit risk. Changes in the value of the U.S. dollar relative to other currencies could have an adverse effect on our results of operations and financial condition.

      WE MAY NOT FIND SUITABLE ACQUISITION CANDIDATES OR NEW INSURANCE VENTURES AND EVEN IF WE DO, WE MAY NOT SUCCESSFULLY INTEGRATE ANY SUCH ACQUIRED COMPANIES OR SUCCESSFULLY INVEST IN SUCH VENTURES.

      As part of our present strategy, we continue to evaluate possible acquisition transactions and the start-up of complementary businesses on an ongoing basis, and at any given time, we may be engaged in discussions with respect to possible acquisitions and new ventures. We cannot assure you that we will be able to identify suitable acquisition transactions or insurance ventures, that such transactions will be financed and completed on acceptable terms or that our future acquisitions or ventures will be successful. The process of integrating any companies we do acquire or investing in new ventures may have a material adverse effect on our results of operations and financial condition.

      WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

      We depend on our ability to attract and retain experienced underwriting talent and other skilled employees who are knowledgeable about our business. If the quality of our underwriting team and other personnel decreases, we may be unable to maintain our current competitive position in the specialized markets in which we operate, and be unable to expand our operations into new markets.

RISKS RELATING TO OUR INVESTMENTS

      A SIGNIFICANT AMOUNT OF OUR ASSETS IS INVESTED IN FIXED INCOME SECURITIES AND IS SUBJECT TO MARKET FLUCTUATIONS.

      Our investment portfolio consists substantially of fixed income securities. As of June 30, 2005, our investment in fixed income securities was approximately $7.5 billion, or 81% of our total investment portfolio.

      The fair market value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. The fair market value of fixed income securities generally decreases as interest rates rise. Conversely, if interest rates decline, investment income earned from future investments in fixed income securities will be lower. In addition, some fixed income securities, such as mortgage-backed and other asset-backed securities, carry prepayment risk as a result of interest rate fluctuations. Based upon the composition and duration of our investment portfolio at December 31, 2004, a 100 basis point increase in interest rates would result in a decrease in the fair value of our investments of approximately $258 million.

      The value of investments in fixed income securities, and particularly our investments in high-yield securities, is subject to impairment as a result of deterioration in the credit worthiness of the issuer. Although we attempt to manage this risk by diversifying our portfolio and emphasizing preservation of principal, our investments are subject to losses as a result of a general decrease in commercial and economic activity for an industry sector in which we invest, as well as risks inherent in particular securities. For example, we reported provisions for other than temporary impairments in the value of our fixed income investments of $16 million in 2002 and $430,000 in 2003.

      WE INVEST SOME OF OUR ASSETS IN EQUITY SECURITIES, INCLUDING MERGER ARBITRAGE INVESTMENTS AND REAL ESTATE SECURITIES, WHICH MAY DECLINE IN VALUE.

      We invest a portion of our investment portfolio in equity securities, including merger arbitrage investments. At June 30, 2005, our investments in equity securities was approximately $1,207 million, or 13% of our investment portfolio. Although we did not report any provisions for "other than temporary impairments" in the value of our equity securities in 2003, we reported such provisions in the amounts of $2.7 million in 2002 and $2.8 million in 2004.

      Merger and convertible arbitrage trading represented 44% of our equity securities at June 30, 2005. Merger arbitrage is the business of investing in the securities of publicly held companies that are the targets in announced tender offers and mergers. Merger arbitrage differs from other types of investments in its focus on transactions and events believed likely to bring about a change in value over a relatively short time period, usually four months or less. Our merger arbitrage positions are exposed to the risk associated with the completion of announced deals, which are subject to regulatory as well as political and other risks. As a result of the reduced activity in the merger and acquisitions area, we may not be able achieve the returns that we have enjoyed in the past.

      Included in our equity security portfolio are investments in publicly traded real estate investment trusts ("REITs") and private real estate investment funds, real estate limited partnerships and venture capital investments. At June 30, 2005, our investments in these securities was approximately $324 million, or 27% of our equity portfolio. The values of our real estate investments are subject to fluctuations based on changes in the economy in general and real estate valuations in particular. In addition, the real estate investment funds, limited partnerships and venture capital investments in which we invest are less liquid than our other investments.

RISKS RELATING TO PURCHASING OUR SECURITIES

      WE ARE AN INSURANCE HOLDING COMPANY AND, THEREFORE, MAY NOT BE ABLE TO RECEIVE DIVIDENDS IN NEEDED AMOUNTS.

      As an insurance holding company, our principal assets are the shares of capital stock of our insurance company subsidiaries. We have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations and for paying dividends to stockholders and corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. During 2005, the maximum amount of dividends that can be paid without regulatory approval is approximately $270 million. As a result, in the future we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations or pay dividends.

      WE ARE SUBJECT TO CERTAIN PROVISIONS THAT MAY HAVE THE EFFECT OF HINDERING, DELAYING OR PREVENTING THIRD PARTY TAKEOVERS, WHICH MAY PREVENT OUR SHAREHOLDERS FROM RECEIVING PREMIUM PRICES FOR THEIR SHARES IN AN UNSOLICITED TAKEOVER AND MAKE IT MORE DIFFICULT FOR THIRD PARTIES TO REPLACE OUR CURRENT MANAGEMENT.

      Provisions of our certificate of incorporation and by-laws, as well as our rights agreement and state insurance statutes, may hinder, delay or prevent unsolicited acquisitions or changes of our control. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

      These provisions include:

      - our classified board of directors and the ability of our board to increase its size and to appoint directors to fill newly created directorships;

      - the requirement that 80% of our stockholders must approve mergers and other transactions between us and the holder of 5% or more of our shares, unless the transaction was approved by our board of directors prior to such holder's acquisition of 5% of our shares;

      - the need for advance notice in order to raise business or make nominations at stockholders' meetings;

      - our rights agreement which subject persons (other than William R. Berkley) who acquire beneficial ownership of 15% or more of our common stock without board approval to substantial dilution; and

      - state insurance statutes that restrict the acquisition of control (generally defined as 5 - 10% of the outstanding shares) of an insurance company without regulatory approval.

                           FORWARD-LOOKING STATEMENTS

      This prospectus and those documents incorporated by reference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as "outlook" "believes", "expects", "potential", "continued", "may", "will", "should", "seeks", "approximately", "predicts", "intends", "plans", "estimates", "anticipates" or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus, including statements related to our outlook for the industry and for our performance for the year 2005 and beyond, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to:

      -     the cyclical nature of the property casualty industry;

      - the long-tail and potentially volatile nature of the reinsurance business;

      -     product demand and pricing;

      -     claims development and the process of estimating reserves;

      -     the uncertain nature of damage theories and loss amounts;

      -     increases in the level of our retention;

      - natural and man-made catastrophic losses, including as a result of terrorist activities and natural disasters such as hurricanes;

      -     the impact of competition;

      -     the availability of reinsurance;

      - exposure as to coverage for terrorist acts, our retention under the Terrorism Risk Insurance Act of 2002 ("TRIA") and the scheduled expiration of TRIA on December 31, 2005;

      - the ability of our reinsurers to pay reinsurance recoverables owed to us;

      - investment results, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments;

      - exchange rates and political risks relating to our international operations;

      - legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry;

      -     changes in the ratings assigned to us by rating agencies;

      -     availability of dividends from our insurance company subsidiaries;

      - our ability to successfully acquire and integrate companies and invest in new insurance ventures;

      -     our ability to attract and retain qualified employees; and

      - other risks detailed from time to time in our filings with the Securities and Exchange Commission.

      We describe some of these risks and uncertainties in greater detail under the caption "Risk Factors" above and under the caption "Certain Factors that May Affect Future Results" in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference. These risks and uncertainties could cause our actual results for the year 2005 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus, any related prospectus supplement and the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they are made. For a discussion of factors that could cause actual results to differ, see "Risk Factors" above and the information contained in our publicly available filings with the Commission. These filings are described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                 USE OF PROCEEDS

      Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the offered securities for working capital, capital expenditures, acquisitions and other general corporate purposes. The trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of our subordinated debt securities. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

            RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table shows our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

      For purposes of the computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income before income taxes, preferred dividends, change in accounting and extraordinary items plus fixed charges. Fixed charges consist of interest expense, capitalized interest, amortization of financing costs and one-third of minimum rental payments under operating leases. For 2001, our earnings under the above definition were negative. Because of such losses, our fixed charges during 2001 exceeded our earnings by $148.2 million.

                                         Six Months
                                           Ended                          Year Ended
                                          June 30,                       December 31,
                                         ----------     --------------------------------------------
                                            2005        2004      2003      2002      2001      2000
                                         ----------     ----      ----      ----      ----      ----
Ratio of Earnings to Fixed Charges...       10.1         9.8       9.0       6.0      N/A        1.7

Ratio of Earnings to Combined Fixed
   Charges and Preferred Stock              10.1         9.8       9.0       6.0      N/A        1.7
   Dividends.........................

      The trust had no operations during the periods set forth above.

                  GENERAL DESCRIPTION OF THE OFFERED SECURITIES

      We may from time to time offer under this prospectus, separately or together:

      -     common stock,

      - preferred stock, which may be represented by depositary shares as described below,

      -     unsecured senior or subordinated debt securities,

      -     warrants to purchase common stock,

      -     warrants to purchase preferred stock,

      -     warrants to purchase debt securities,

      -     stock purchase contracts to purchase common stock, and

      - stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase common stock under the stock purchase contract, any of

            (1)   our debt securities,

            (2)   U.S. Treasury securities or

            (3)   preferred securities of the trust.

      The trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by us.

      The aggregate initial offering price of the offered securities will not exceed $1,000,000,000.


                        DESCRIPTION OF OUR CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

      Pursuant to our Restated Certificate of Incorporation, our authorized capital stock is 305,000,000 shares, consisting of:

      - 5,000,000 shares of preferred stock, par value $.10 per share, of which 40,000 shares were designated as Series A Junior Participating Preferred Stock; and

      -     300,000,000 shares of common stock, par value $.20 per share.

      As of September 19, 2005, we had 127,359,759 outstanding shares of common stock, which excludes unissued shares reserved under various employee compensation plans and shares held by certain of our subsidiaries. In addition, holders of common stock have received a right, entitling them, when such right becomes exercisable, to purchase shares of Series A Junior Participating Preferred Stock in certain circumstances. See "-- Rights Agreement." No shares of preferred stock are currently outstanding.

      No holders of any class of our capital stock are entitled to preemptive rights.

      In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, the number of shares constituting that series and the terms and conditions of the issue of the shares.

      The following is a summary of the material provisions and features of our Restated Certificate of Incorporation and our By-laws. You should refer to our Restated Certificate of Incorporation and our By-laws for complete information regarding the provisions of our Restated Certificate of Incorporation and our By-laws, including the definitions of some of the terms used below. Copies of our Restated Certificate of Incorporation and our By-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever particular sections or defined terms of our Restated Certificate of Incorporation and our By-laws are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

COMMON STOCK

      Subject to any preferential rights of any preferred stock created by our board of directors, each outstanding share of our common stock is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power with respect to any preferred stock that is issued.

      Each holder of our common stock is entitled to one vote for each share of common stock and does not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding-up of W. R. Berkley, holders of our common stock will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock.

      The transfer agent and registrar for our common stock is Wells Fargo Bank Minnesota, N.A.

      Our common stock is listed on the New York Stock Exchange under the symbol "BER". The shares of common stock currently issued and outstanding are fully paid and nonassessable. Our shares of common stock offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable. A more detailed description of our common stock is set forth in our registration statement filed under the Exchange Act on Form 8-A/A on May 1, 2001, including any further amendment or report for the purpose of updating such description.

PREFERRED STOCK

       The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering.

       The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the series.

       On May 11, 1999, our board of directors declared a dividend of rights to holders of record of our common stock outstanding as of the close of business on May 21, 1999. When such rights become exercisable, holders of such rights shall be entitled to purchase shares of Series A Junior Participating Preferred Stock in certain circumstances pursuant to the rights agreement. See "-- Rights Agreement."

PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

       Provisions of our Restated Certificate of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interests and the best interests of our stockholders.

       Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of W.
R. Berkley, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

       These provisions include:

       - the establishment of a classified board of directors and the ability of our board to increase its size and to appoint directors to fill newly created directorships;

       - the requirement that 80% of our stockholders entitled to vote in the election of directors approve certain transactions between us and certain of our stockholders, including the merger of W. R. Berkley into such certain stockholder, our disposition of substantial assets to such certain stockholder or our exchange of voting securities with such certain stockholder for the sale or lease to us of securities or assets of such certain stockholder;

       - the need for advance notice in order to raise business or make nominations at stockholders' meetings; and

       - the availability of capital stock for issuance from time to time at the discretion of our board of directors (see "-- Authorized and Outstanding Capital Stock" and "-- Preferred Stock").

See "-- Rights Agreement," "-- Restrictions on Ownership Under Insurance Laws," and "-- Delaware General Corporation Law" for other provisions applicable to us that may discourage takeovers.

       Classified Board of Directors; Number of Directors; Filling of Vacancies

       Our Restated Certificate of Incorporation and By-laws provide for a board of directors divided into three classes, with one class being elected each year to serve for a three-year term. As a result, at least two annual meetings of stockholders may be required for stockholders to change a majority of our board of directors. Our Restated Certificate of Incorporation and By-laws also provide that newly created directorships resulting from any increase in the authorized number of up to 15 directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. Directors may be removed at any time for cause by the majority vote of the directors then in office. Additionally, directors may be removed with or without cause by the vote or consent of 80% of our stockholders entitled to vote in the election of directors.

      Stockholder Approval of Certain Transactions Effecting a Change of Control

       The affirmative vote or consent of 80% of our stockholders entitled to vote in the election of directors is required to authorize any of the following transactions:

       -    our merger or consolidation into any other corporation; or

       - the sale, lease, exchange, mortgage or other disposition of all or any substantial part of our assets to any other corporation, person or other entity; or

       - the sale or lease by any other corporation, person or entity to us or any of our subsidiaries of any securities or assets, except assets having an aggregate fair market value of less than $4,000,000, in exchange for our or any of our subsidiaries' voting securities, including securities convertible into voting securities or options and warrants or rights to purchase voting securities;

if such corporation, person or entity is, or has been at any time within the preceding two years, the beneficial owner of 5% or more of the outstanding shares of our stock entitled to vote in the elections of directors. These transactions do not require an 80% stockholder vote if (a) the directors have approved a memorandum of understanding with the other corporation prior to the time the other corporation became a beneficial owner of 5% or more of the outstanding shares of our stock entitled to vote in the elections of directors or (b) a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors of the target corporation is owned by us.

       Advance Notice for Raising Business or Making Nominations at Meetings

       Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at a special meeting of stockholders as has been specified in our notice to stockholders of such meeting, which notice will be given not less than 10 nor more than 60 days before the date of the meeting. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to the secretary of W. R. Berkley timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The Chairman of the meeting will have the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

       To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is required to be received by the secretary of W. R. Berkley not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

       Similarly, notice of nominations to be brought before a special meeting of stockholders for the election of directors is required to be delivered to the secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

      The notice of any nomination for election as a director is required to set forth:

      - as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and

     - as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made

            (1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and

            (2) the class and number of our shares which are owned beneficially and of record by such stockholder and such beneficial owner.

RIGHTS AGREEMENT

       W. R. Berkley Corporation Rights

       On May 11, 1999, our board of directors declared a dividend of one preferred share purchase right for each share of common stock outstanding as of the close of business on May 21, 1999, with respect to common stock issued after that date until the distribution date, as defined below and, in certain circumstances, with respect to common stock issued after the distribution date.

       Each right, when it becomes exercisable, entitles the registered holder to purchase from us a unit consisting of one one-thousandth (1/1000th) of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a purchase price of $120 per unit, subject to adjustment in specific circumstances.

       Each right is subject to redemption at a price of $.01 per right. The description and terms of the rights are set forth in the rights agreement, dated as of May 11, 1999, between us and Wells Fargo Bank Minnesota, N.A. as successor in interest to ChaseMellon Shareholder Services, L.L.C., as rights agent. The rights will not be exercisable until the distribution date and will expire at the close of business on May 11, 2009, unless earlier redeemed by us as described below. Until a right is exercised, the holder of the right, as such, will have no rights as a stockholder of W. R. Berkley including, without limitation, the right to vote or to receive dividends with respect to the rights or the Series A Junior Participating Preferred Stock relating to the right. A copy of the rights agreement has been filed as an exhibit to the registration statement that includes this prospectus. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the rights agreement. A more detailed description of our Series A Junior Participating Preferred Stock is set forth in our registration statement filed under the Exchange Act on Form 8-A on May 11, 1999, as amended on May 1, 2001, including any further amendment or report for the purpose of updating such description.

       Series A Junior Participating Preferred Stock

       Each share of Series A Junior Participating Preferred Stock is entitled to a minimum preferential quarterly dividend payment of $10 per share but is entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared. Each holder will be entitled to an aggregate payment, after certain payments to the holders of our common stock, of 1,000 times the payment made per share of common stock. Each share of Series A Junior Participating Preferred Stock will have 1,000 votes, voting together with our common stock. In the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. The Series A Junior Participating Preferred Stock is not redeemable.

       Because of the nature of the Series A Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each right should approximate the value of one share of our common stock.

       Distribution Date

       Under the rights agreement, the distribution date is the earlier of:

       - ten days, or such later date as determined by our board of directors, following the "stock acquisition date." The stock acquisition date is the date of public announcement that a person or group of affiliated or associated persons, other than an "exempted person," has become an "acquiring person" by acquiring beneficial ownership of 15% or more of the outstanding shares of our common stock, or 25% in the case of William R. Berkley and his affiliates and associates and 21% in the case of Franklin Resources, Inc. and its affiliates and associates, and

       - ten business days, or such later date as determined by our board of directors, following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

       An exempted person includes us and any of our subsidiaries, any of our employee benefit plans and our subsidiaries' employee benefit plans and any person or entity organized, appointed or established by us for or pursuant to the terms of any such plan. Our board of directors has the right, prior to a distribution date, to amend the rights agreement without shareholder approval to change the definition of "exempted person" or "acquiring person" to allow greater than 15% ownership by a stockholder or 25% ownership by Mr. Berkley.

       Evidence of Rights

       Until the distribution date, the rights will be evidenced by the certificates for common stock registered in the names of the holders thereof rather than separate right certificates. Therefore, on and after the issuance date and until the distribution date, the rights will be transferred with and only with the common stock and each transfer of common stock also will transfer the associated rights. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date, and such separate certificates alone will thereafter evidence the rights.

       Adjustments

       The purchase price payable, and the number of units of Series A Junior Participating Preferred Stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution

       - in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Junior Participating Preferred Stock;

       - if holders of the Series A Junior Participating Preferred Stock are granted certain rights or warrants to subscribe for Series A Junior Participating Preferred Stock or convertible securities at less than the current market price of the Series A Junior Participating Preferred Stock; or

       - upon the distribution to holders of the Series A Junior Participating Preferred Stock of evidences of indebtedness or assets, excluding regular quarterly cash dividends, or of subscription rights or warrants, other than those referred to above.

       With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Junior Participating Preferred Stock on the last trading date prior to the date of exercise.

       Triggering Event and Effect of Triggering Event

       In the event that any person becomes an acquiring person, except pursuant to an offer for all outstanding shares of our common stock at a price and on terms determined to be fair to, and in the best interests of, the stockholders by our board of directors, each holder of a right will have the right to receive, upon exercise, common stock, or, in certain circumstances, cash, property or other securities of W. R. Berkley, having a value equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all rights that are or were beneficially owned by an acquiring person will be null and void and nontransferable and any holder of any such right will be unable to exercise or transfer any such right. However, rights are not exercisable following the occurrence of any of the events set forth above until such time as the rights are no longer redeemable by us as set forth below.

       In the event that, at any time following the stock acquisition date referred to above,

       - we are acquired in a merger or other business combination transaction in which we are not the surviving corporation, other than a merger which follows an offer for all outstanding shares of our common stock at a price and on terms determined to be fair to, and in the best interests of, the stockholders by our board of directors, or

       - 50% or more of our assets or earning power is sold, mortgaged or transferred,

each holder of a right, except rights which previously have been voided as set forth below, shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

       Redemption

       At any time until ten days, or such later date as determined by our board of directors, following the stock acquisition date, we may redeem the rights in whole, but not in part, at a price of $.01 per right, payable in cash, common stock or any other form of consideration deemed appropriate by our board of directors. Immediately upon the action of our board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive such redemption price.

       Amendment

       Prior to the distribution date and subject to the last sentence of this paragraph, we may by resolution of our board of directors and the rights agent shall, if we so direct, supplement or amend any provision of the rights agreement without the approval of any holders of certificates representing shares of common stock. From and after the distribution date and subject to the last sentence of this paragraph, we may by resolution of our board of directors and the rights agent shall, if we so direct, supplement or amend the rights agreement without the approval of any holders of rights certificates in order

       - to cure any ambiguity or to correct or supplement any provision contained in the rights agreement which may be defective or inconsistent with any other provision of the rights agreement, or

       - to shorten or lengthen any time period under the rights agreement or to change or supplement any other provision contained in the rights agreement which we may deem necessary or desirable and which shall not adversely affect the interests of the holders of right certificates, other than an acquiring person or an affiliate or associate of an acquiring person;

provided, however, that the rights agreement may not be supplemented or amended to lengthen

       - a time period relating to when the rights may be redeemed at such time as the rights are not then redeemable, or

       - any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of rights.

Notwithstanding anything contained in the rights agreement to the contrary, no supplement or amendment shall be made which changes the redemption price, the final expiration date of the rights (May 11, 2009), the purchase price or the number of one one-thousandths of a share of Series A Junior Participating Preferred Stock for which a right is exercisable.

       Certain Effects of the Rights Agreement

       The rights agreement is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair our ability to represent stockholder interests. The provisions of the rights agreement may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though that takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors since our board of directors may, at its option, at any time until ten days, or such later date as may be determined by action of our board of directors, following the stock acquisition date redeem all but not less than all the then outstanding rights at the redemption price.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

       Although our Restated Certificate of Incorporation and By-laws do not contain any provision restricting ownership as a result of the application of various state insurance laws, these laws will be a significant deterrent to any person interested in acquiring our control. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, or 5% or more, in the case of the Florida insurance holding company laws, unless the applicable insurance regulatory authorities determine otherwise.

DELAWARE GENERAL CORPORATION LAW

       The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," as defined below, for a period of three years from the date that such person became an interested stockholder unless:

       - the transaction that results in a person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

       - upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

       - on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

       Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

       - the owner of 15% or more of the outstanding voting stock of the corporation or

       - an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

       Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

       Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.


                      DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

       We may, at our option, elect to offer depositary shares, each representing a fraction of a share of a particular series of preferred stock, as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

       The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby, including dividend, voting, redemption and liquidation rights.

       The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

       Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

DIVIDENDS AND OTHER DISTRIBUTIONS

       The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preferred stock to the record holders of depositary shares relating to such class or series of preferred stock in proportion to the number of such depositary shares owned by such holders.

       In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

       Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

       Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE PREFERRED STOCK

       Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

       The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, unless otherwise provided in the related prospectus supplement, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is required by the holders of depositary receipts representing 66 2/3% of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if

       -    all outstanding depositary shares have been redeemed,

       - there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or

       - upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

       We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

       The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of shares of preferred stock are paid by the holders thereof.

MISCELLANEOUS

       The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

       Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our and their respective duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

       The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                       DESCRIPTION OF THE DEBT SECURITIES

       The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under an indenture between us and a trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We refer to this indenture in this prospectus as the "senior indenture." Our subordinated debt securities are to be issued under two separate indentures. Our subordinated debt securities which are issued to the trust in connection with the issuance of preferred securities and common securities by that trust are to be issued under an indenture which we sometimes refer to in this prospectus as the "trust-issued subordinated indenture." Our other subordinated debt securities are to be issued under an indenture which we sometimes refer to in this prospectus as the "subordinated indenture." Each of the trust-issued subordinated indenture and the subordinated indenture are between us and a trustee and the form of each is filed as an exhibit to the registration statement of which this prospectus forms a part. The trust-issued subordinated indenture and the subordinated indenture are sometimes referred to herein collectively as the "subordinated indentures." The senior indenture, the trust-issued subordinated indenture and the subordinated indenture are sometimes referred to herein collectively as the "W. R. Berkley indentures" and each individually as a "W. R. Berkley indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement.

      The following are summaries of the material terms and provisions of the W.
R. Berkley indentures and the related debt securities. You should refer to the forms of the W. R. Berkley indentures and the debt securities for complete information regarding the terms and provisions of the W. R. Berkley indentures, including the definitions of some of the terms used below, and the debt securities. Wherever particular articles, sections or defined terms of a W. R. Berkley indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Wherever particular articles, sections or defined terms of a W. R. Berkley indenture, without specific reference to a particular
W. R. Berkley indenture, are referred to, those articles, sections or defined terms are contained in all W. R. Berkley indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the trust-issued subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to a trust.

GENERAL

       The W. R. Berkley indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) The W. R. Berkley indentures do not limit the amount of other Indebtedness or the debt securities, other than certain secured Indebtedness as described below, which we or our Subsidiaries may issue.

       Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of ours as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement. The W. R. Berkley indentures do not limit the amount of senior, pari passu and junior Indebtedness that we may issue. The amount of such debt securities that may be issued under this prospectus has not been allocated among such types.

       As of June 30, 2005, we had $967 million face value of senior indebtedness and $210 million (face amount) of preferred securities issued by a subsidiary trust of which $15 million (face amount) is held by the Company. The sole assets of the trust consist of $210 million aggregate principal amount of our junior subordinated debentures, and we have guaranteed the trust's obligations under the securities. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004 and which are incorporated by reference in this prospectus. In addition, in July 2005, another subsidiary trust issued $250 million (face amount) of preferred securities. The sole assets of the trust consist of $250 million aggregate principal amount of our junior subordinated debentures, and we have guaranteed the trust's obligations under the securities. The banks under our credit facility referred to above have the right to cause us to repay any outstanding indebtedness upon a change of control of W. R. Berkley.

       Because we are a holding company, our rights and the rights of our creditors, including the holders of our debt securities, and stockholders to participate in any distribution of assets of any Subsidiary upon the Subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the Subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the Subsidiary. The rights of our creditors, including the holders of our debt securities, to participate in the distribution of stock owned by us in certain of the Subsidiaries, including our insurance Subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such Subsidiaries. As of June 30, 2005, our Subsidiaries had approximately $12 million of indebtedness for borrowed money.

       In the event our subordinated debt securities are issued to the trust in connection with the issuance of preferred securities and common securities by the trust, such subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of that trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our subordinated debt securities will be issued to the trust in connection with the issuance of preferred securities and common securities by the trust.

       The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

       - the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

       - any limit upon the aggregate principal amount of such debt securities;

       - the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

       - the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined, including, if applicable, any remarketing option or similar method, and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

       - the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

       - the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

       - whether any of such debt securities are to be redeemable at our option, whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof, and the terms of such option or obligation, as described under "-- Redemption" below;

       - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

       - whether the debt securities will be convertible into common stock and/or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

       - if other than the principal amount, the portion of the principal amount, or the method by which such portion will be determined, of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

       - if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

       - whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

       - any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

       - whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

       - whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

       - in the case of subordinated debt securities issued to a trust, the terms and conditions of any obligation or right of ours or a holder to convert or exchange such subordinated debt securities into preferred securities of that trust;

       - in the case of subordinated debt securities issued to a trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of that trust;

       - in the case of the subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

       - any modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

       - whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such debt securities;

       - whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

       - any other terms of such debt securities and any modifications or additions to the applicable W. R. Berkley indenture in respect of such debt securities. (Section 3.1)

       We will have the ability under the W. R. Berkley indentures to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

       Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7 and 10.2)

       Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by us for such purposes. Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to

       - issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or

       - register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5)

       We have appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)

       Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

       The debt securities may be issued as original issue discount securities, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

       If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

       We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

       Unless otherwise described in a prospectus supplement relating to any debt securities, the W. R. Berkley indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any modifications of or additions to the Events of Default described below or our covenants contained in the W. R. Berkley indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

       The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or other securities property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

GLOBAL SECURITIES

       The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

       The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

       Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

       So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable W. R. Berkley indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

       Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

       We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

       The W. R. Berkley indentures provide that if

       - the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable W. R. Berkley indenture and a successor depositary is not appointed by us within 90 days of written notice,

       - we determine that the debt securities of a particular series will no longer be represented by global securities and we execute and deliver to the trustee a company order to such effect, or

       - an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

       If subordinated debt securities issued to a trust in connection with the issuance of preferred securities and common securities by that trust provide for the payment by us of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we will pay to the holder of any such debt security such additional amounts as provided in the applicable W.
R. Berkley indenture. (Section 10.4 of the trust-issued subordinated indenture)

       We will make all payments of principal of, and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by

       - the laws, or any regulations or rulings promulgated thereunder, of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or

       - an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof.

If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable W. R. Berkley indenture to be then due and payable.

       We will not be required to pay any additional amounts for or on account of:

      1. any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder

            - was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security,

            - presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or

            - presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

      2. any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

      3. any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request

            - to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or

            - to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

      4.    any combination of items (1), (2) and (3).

       In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority thereof or therein, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4 of the senior indenture and the subordinated indenture)

OPTION TO EXTEND INTEREST PAYMENT DATE

       If provided in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of subordinated debt securities issued to a trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of subordinated debt securities. Certain United States Federal income tax consequences and special considerations applicable to such subordinated debt securities will be described in the related prospectus supplement. (Section 3.11 of the trust-issued subordinated indenture).

OPTION TO EXTEND MATURITY DATE

       If provided in the related prospectus supplement, we will have the right to change or extend the stated maturity of the principal of the subordinated debt securities of any series issued to a trust upon the liquidation of that trust and the exchange of the subordinated debt securities for the preferred securities of that trust, provided that

       -    we are not in bankruptcy, otherwise insolvent or in liquidation;

       - we have not defaulted on any payment on such subordinated debt securities and no deferred interest payments have accrued;

       - the trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated;

       - the subordinated debt securities of such series are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization; and

       - the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the trust.

If we exercise our right to liquidate the trust and exchange the subordinated debt securities for the preferred securities of the trust as described above, any changed stated maturity of the principal of the subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years, plus an extended term of up to an additional 19 years if the conditions described above are satisfied, after the initial issue date of the preferred securities of the trust. (Section 3.14 of the trust-issued subordinated indenture)

REDEMPTION

       If provided in the related prospectus supplement, we will have the right to redeem some or all of the debt securities. The prospectus supplement relating to the particular debt securities offered thereby will describe:

       - whether and on what terms we will have the option to redeem such debt securities in lieu of paying additional amounts in respect of certain taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities;

       - whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option; and

       - whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased.

      If provided in the related prospectus supplement, the holders of the debt securities may have the right to cause us to repay their indebtedness upon a change of control of W. R. Berkley. As noted above, a change of control of W. R. Berkley would trigger a similar right of the banks under our $25 million credit facility to cause us to repay any outstanding indebtedness under the facility.

       The W. R. Berkley indentures provide that if we do not redeem all of the debt securities, the trustee will select the securities to be redeemed by such method as it shall deem fair and appropriate. If any debt securities are to be redeemed in part only, we will issue a new note for such securities in principal amount equal to the unredeemed principal portion. If a portion of your debt securities is selected for partial redemption and you convert or elect repurchase of a portion of your securities, the converted or repurchased portion will be deemed to be taken from the portion selected for redemption. Unless otherwise provided in the prospectus supplement, notice of redemption setting forth the redemption date and redemption price must be given at least thirty days and not more than sixty days prior to the redemption date.

       Except as otherwise provided in the related prospectus supplement, in the case of any series of subordinated debt securities issued to the trust, if an Investment Company Event or a Tax Event shall occur and be continuing, we may, at our option, redeem such series of subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of such special event, at a redemption price equal to 100% of the principal amount of such subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the trust-issued subordinated indenture)

       For purposes of the trust-issued subordinated indenture, "Investment Company Event" means, in respect of the trust, the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the trust. (Section 1.1 of the trust-issued subordinated indenture)

       For purposes of the trust-issued subordinated indenture, "Tax Event" means, in respect of the trust, the receipt by the trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the trust, there is more than an insubstantial risk that

       - the trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of subordinated debt securities,

       - interest payable by us on such subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States Federal income tax purposes or

       - the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges. (Section 1.1 of the trust-issued subordinated indenture).

       Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof called for redemption.

COVENANTS APPLICABLE TO SUBORDINATED DEBT SECURITIES ISSUED TO THE TRUST

       We will covenant, as to each series of our subordinated debt securities issued to the trust in connection with the issuance of preferred securities and common securities by that trust, that we will not, and will not permit any of our Subsidiaries to,

      - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding capital stock or

      - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any Subsidiary of ours if such guarantee ranks junior in interest to the subordinated debt securities of such series, other than

            (a)   dividends or distributions in our common stock,

            (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of stock under such plan in the future,

            (c)   payments under any preferred securities guarantee of ours, and

            (d) purchases of common stock related to the issuance of common stock under any of our benefit plans for our directors, officers or employees,

if at such time

      (1) there shall have occurred any event of which we have actual knowledge that

            (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable subordinated indenture and

            (B) in respect of which we shall not have taken reasonable steps to cure,

      (2) we shall be in default with respect to our payment of obligations under the preferred securities guarantee relating to such preferred securities or

      (3) we shall have given notice of our election to begin an Extension Period as provided in the applicable subordinated indenture with respect to the subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. (Section 10.10 of the trust-issued subordinated indenture)

      In the event our subordinated debt securities are issued to the trust in connection with the issuance of preferred securities and common securities of the trust, for so long as such series of subordinated debt securities remain outstanding, we will also covenant

      - to maintain directly or indirectly 100% ownership of the common securities of the trust; provided, however, that any permitted successor of ours under the applicable subordinated indenture may succeed to our ownership of such common securities,

      - not to voluntarily dissolve, wind-up or liquidate the trust, except in connection with the distribution of our subordinated debt securities to the holders of preferred securities and common securities in liquidation of the trust, the redemption of all of the preferred securities and common securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the trust, and

      - to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause the trust to remain classified as a grantor trust for United States Federal income tax purposes. (Section 10.12 of the trust-issued subordinated indenture)

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

      Each W. R. Berkley indenture provides that we may not

      (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person, or

      (2) permit any Person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless

            - in the case of (1) above, such Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such
                  W. R. Berkley indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities,

            - immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing, and

            -     certain other conditions are met. (Section 8.1)

EVENTS OF DEFAULT

      Each of the following events will constitute an Event of Default under the applicable W. R. Berkley indenture with respect to any series of debt securities issued thereunder, whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

      (1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

      (2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

      (3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

      (4) default in the performance, or breach, of any covenant or warranty of ours contained in the applicable W. R. Berkley indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such W. R. Berkley indenture;

      (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ours, whether such Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable W. R. Berkley indenture;

      (6) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

      (7) in the event subordinated debt securities are issued to the trust or a trustee for the trust in connection with the issuance of preferred securities and common securities by the trust, the voluntary or involuntary dissolution, winding up or termination of the trust, except in connection with the distribution of subordinated debt securities to the holders of preferred securities and common securities in liquidation of that trust, the redemption of all of the preferred securities and common securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the trust;

      (8)   certain events in our bankruptcy, insolvency or reorganization; and

      (9)   any other Event of Default provided in or pursuant to the applicable
            W. R. Berkley indenture with respect to the debt securities of such series. (Section 5.1)

      If an Event of Default with respect to the debt securities of any series, other than an Event of Default described in (8) of the preceding paragraph, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable W. R. Berkley indenture may declare the principal amount, or such lesser amount as may be provided for in the debt securities of such series, of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable W. R. Berkley indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (8) of the preceding paragraph will cause the principal amount and accrued interest, or such lesser amount as provided for in the debt securities of such series, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

      Each W. R. Berkley indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such W. R. Berkley indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that the trustee may withhold such notice if and so long as the board of directors, the executive committee or the trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

      If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.3) Each W. R. Berkley indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such W. R. Berkley indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable W. R. Berkley indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

      If an Event of Default with respect to a series of subordinated debt securities issued to the trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the trust may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such related subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. We may not amend the applicable subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the preferred securities of the trust. If the right to bring such direct action is removed, the trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the subordinated indenture to set-off any payment made to such holder of preferred securities by us, in connection with a direct action. (Section 3.12 of the trust-issued subordinated indenture) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related subordinated debt securities.

      The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See "Description of Preferred Securities--Events of Default; Notice." (Section 5.8 of the trust-issued subordinated indenture)

MODIFICATION AND WAIVER

      We and the trustee may modify or amend a W. R. Berkley indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

      - change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

      - reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

      - change our obligation to pay additional amounts with respect to any debt security,

      - reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

      - change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security,

      - change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable,

      - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date,

      - reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

      - reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of the applicable W. R. Berkley indenture,

      - modify any of the provisions in the applicable W. R. Berkley indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such W. R. Berkley indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

      - make any change that adversely affects the right to convert or exchange any debt security into or for our common stock or other debt securities or other securities, cash or property in accordance with its terms,

      - modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or

      -     modify any of the above provisions. (Section 9.2)

      In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of a subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness. (Section 9.7 of the subordinated indenture and the trust-issued subordinated indenture)

      We and the trustee may modify or amend a W. R. Berkley indenture and the debt securities of any series without the consent of any holder in order to, among other things:

      - provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;

      - add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable W. R. Berkley indenture;

      - provide for a successor trustee with respect to the debt securities of all or any series;

      - cure any ambiguity or correct or supplement any provision in the applicable W. R. Berkley indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the applicable W. R. Berkley indenture which will not adversely affect the interests of the holders of debt securities of any series;

      - change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under the applicable W. R. Berkley indenture;

      - add any additional Events of Default with respect to all or any series of debt securities;

      -     secure the debt securities;

      - provide for conversion or exchange rights of the holders of any series of debt securities; or

      - make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable W. R. Berkley indenture. (Section 9.1)

      The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable W. R. Berkley indenture. (Section 10.6) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable W. R. Berkley indenture with respect to debt securities of that series, except a default

      - in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or

      - in respect of a covenant or provision of the applicable W. R. Berkley indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

      Under each W. R. Berkley indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under such W. R. Berkley indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.7)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

      We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit, if such debt securities have become due and payable, or to the maturity thereof, as the case may be. (Section 4.1)

      Each W. R. Berkley indenture provides that, unless the provisions of
Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, we may elect either

      - to defease and be discharged from any and all obligations with respect to such debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust, or

      - to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities.

Such defeasance or such covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates. (Section 4.2)

          Such a trust may only be established if, among other things,

      - the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable W. R. Berkley indenture or any other material agreement or instrument to which we are a party or by which we are bound,

      - no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and

      - we have delivered to the trustee an opinion of counsel, as specified in the applicable W. R. Berkley indenture, to the effect that the holders of such debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable W. R. Berkley indenture. (Section 4.2)

      "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

      "Government Obligations" means debt securities which are

      (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or

      (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

      If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

      (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable W. R. Berkley indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or

      (2) a Conversion Event occurs in respect of the Foreign Currency in which such deposit has been made;

the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on

      - in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or

      - with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect, as nearly as feasible, at the time of the Conversion Event. (Section 4.2)

      "Conversion Event" means the cessation of use of

      - a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or

      - any currency unit or composite currency for the purposes for which it was established.

All payments of principal of, any premium and interest on, and any additional amounts with respect to, any debt security that are payable in a Foreign Currency that ceases to be used by the government or governments of issuance will be made in U.S. dollars. (Section 1.1)

      In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES

      The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. (Section 16.1 of the subordinated indentures). In the event of

      - any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or

      - any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

      - any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the subordinated indentures)

      By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

      Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full. (Section 16.4 of the subordinated indentures)

      No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made

      - if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

      - if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of the subordinated indentures)

      The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

      The term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except

      -     the subordinated debt securities,

      - indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities,

      -     Indebtedness of ours to an Affiliate of ours,

      - interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws,

      -     trade accounts payable and

      - any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to

            (1)   W. R. Berkley Capital Trust III or

            (2) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below.

      Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indentures)

      The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

NEW YORK LAW TO GOVERN

      The W. R. Berkley indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in that state. (Section 1.13)

INFORMATION CONCERNING THE TRUSTEE

      We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. The trustee will be named in the applicable prospectus supplement.

      Under each W. R. Berkley indenture, the trustee may be required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable W. R. Berkley indenture and related matters. (Section 7.3)


                     DESCRIPTION OF THE WARRANTS TO PURCHASE
                         COMMON STOCK OR PREFERRED STOCK

      The following statements with respect to the common stock warrants and preferred stock warrants are summaries of the material provisions of a stock warrant agreement to be entered into by us and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the forms of the Common Stock Warrant Agreement and the Preferred Stock Warrant Agreement filed as exhibits to the registration statement of which this prospectus forms a part.

GENERAL

      The stock warrants, evidenced by stock warrant certificates, may be issued under the stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the related prospectus supplement will describe the designation and terms of the stock warrants, including without limitation the following:

      -     the offering price, if any;

      - the designation and terms of the common stock or preferred stock purchasable upon exercise of the stock warrants;

      - if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

      - the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which such shares may be purchased upon exercise;

      - the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;

      - a discussion of certain United States Federal income tax considerations;

      -     the call provisions, if any;

      - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

      -     the antidilution provisions of the stock warrants; and

      -     any other terms of the stock warrants.

      The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

      Stock warrants may be exercised by surrendering to the stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent, indicating the warrantholder's election to exercise all or a portion of the stock warrants evidenced by the certificate. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Surrendered stock warrant certificates shall be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stock or the preferred stock, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock or preferred stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent shall deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

ANTIDILUTION AND OTHER PROVISIONS

      The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock, respectively, or a combination, subdivision or reclassification of common stock or preferred stock, respectively. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

NO RIGHTS AS STOCKHOLDERS

      Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

             DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

      The following statements with respect to the debt warrants are summaries of the material provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Debt Warrant Agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

      The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

      -     the offering price, if any;

      - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

      - if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

      - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

      - the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

      - a discussion of certain United States Federal income tax considerations;

      - whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

      - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

      -     the antidilution provisions of the debt warrants; and

      -     any other terms of the debt warrants.

      Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable W. R. Berkley indenture except as otherwise provided in the applicable W. R. Berkley indenture.

EXERCISE OF DEBT WARRANTS

      Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the related prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

                       DESCRIPTION OF PREFERRED SECURITIES

      The trust will be governed by the terms of the applicable restated trust agreement. Under the restated trust agreement of the trust, the trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the subordinated debt securities purchased by the trust using the proceeds from the sale of its preferred securities and its common securities. The subordinated debt securities issued to the trust will be guaranteed by us on a subordinated basis and are referred to as the "corresponding subordinated debt securities" relating to the trust. See "Use of Proceeds."

      The following summary sets forth the material terms and provisions of each restated trust agreement and the preferred securities to which any prospectus supplement relates. You should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and of the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever particular sections or defined terms of a restated trust agreement are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

      Under the terms of the restated trust agreement for the trust, the administrative trustees will issue the preferred securities on behalf of the trust. The preferred securities will represent preferred beneficial interests in the trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the trust except as described under "--Subordination of Common Securities." The property trustee will hold legal title to the corresponding subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the trust are collectively referred to as the "trust securities" of the trust.

      We will issue a guarantee agreement for the benefit of the holders of the trust's preferred securities. Under such preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the related trust has funds on hand to make such payments. See "Description of Preferred Securities Guarantees."

DISTRIBUTIONS

      Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day, and without any additional distributions or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. (Section 4.1) A "Business Day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee or the trustee for the corresponding subordinated debt securities is closed for business. (Section 1.1)

      Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1). References to "distributions" include any such additional distributions unless otherwise stated.


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
      If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding subordinated debt securities. See "Description of Debt Securities--Option to Extend Interest Payment Date." As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities, by the trust which issued such preferred securities during any such Extension Period. (Section 4.1)

      The funds of the trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on those corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on a limited basis as set forth herein under "Description of Preferred Securities Guarantees."

      Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one Business Day prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under "Global Preferred Securities." In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

REDEMPTION OR EXCHANGE

      Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding subordinated debt securities held by the trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the property trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding subordinated debt securities. (Section 4.2) If less than all of any series of corresponding subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

      We will have the right to redeem any series of corresponding subordinated debt securities

      - at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under "Description of Debt Securities--Redemption," or

      - as may be otherwise specified in the applicable prospectus supplement.

      Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the trust shall occur and be continuing, we have the right to redeem the corresponding subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we have the right to dissolve the related trust and after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause such corresponding subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the trust. If we do not elect to redeem the corresponding subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding subordinated debt securities. "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding preferred securities and common securities of the trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event. (Section 1.1)

      On and from the date fixed for any distribution of corresponding subordinated debt securities upon dissolution of the trust

      -     the trust securities will no longer be deemed to be outstanding,

      - the depositary or its nominee, as the record holder of the applicable preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution and

      - any certificates representing such preferred securities not held by the depositary or its nominee will be deemed to represent beneficial interests in the corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance. (Section 4.2)

      We cannot predict the market prices for the preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding subordinated debt securities that you may receive on dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

      Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities."

      If the trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day, and without any interest or other payment in respect of any such delay, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the related trust or by us pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantees", distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to applicable law, including, without limitation, United States Federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

      Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be one Business Day prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

      If less than all of the preferred securities and common securities issued by the trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the property trustee shall deem fair and appropriate. The property trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof called for redemption and distributions will cease to accrue on the related preferred securities or portions thereof. (Section 4.2)

SUBORDINATION OF COMMON SECURITIES

      Payment of distributions on, and the redemption price of, the trust's preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust's outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust's outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust's preferred securities then due and payable.

      In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding subordinated debt securities, the holder of the trust's common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the trust's common securities, and only the holders of such preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF THE TRUST

      Pursuant to the restated trust agreement, the trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

      1.    certain events of our bankruptcy, dissolution or liquidation;

      2. the distribution to the holders of its trust securities of corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, as Depositor, have given written direction to the property trustee to dissolve the trust, which direction is optional and wholly within our discretion, as Depositor;

      3. the redemption of all of the trust's trust securities following a Special Event;

      4. the redemption of all of the trust's preferred securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and

      5. the entry of an order for the dissolution of the trust by a court of competent jurisdiction. (Section 9.2)

      If an early dissolution occurs as described in clause (1), (2) or (5) above or upon the date designated for automatic dissolution of the trust, the trust shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the property trustee, in consultation with us, not to be practical, such holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If such Liquidation Distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the trust on its preferred securities shall be paid on a pro rata basis. Holders of the trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

EVENTS OF DEFAULT; NOTICE

      Any one of the following events constitutes an "Event of Default" under each restated trust agreement with respect to the applicable preferred securities, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

      (1) the occurrence of an event of default in respect of the corresponding subordinated debt securities (see "Description of Debt Securities--Events of Default"); or

      (2) default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

      (3) default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable; or

      (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such restated trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
            (2) or (3) above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such restated trust agreement; or

      (5) the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by the holder of the common securities of the trust to appoint a successor property trustee within 60 days thereof. (Section 1.1)

      Within five Business Days after the occurrence of any Event of Default actually known to the property trustee, the property trustee shall transmit notice of such Event of Default to the holders of the trust's preferred securities, the administrative trustees and to us, as Depositor, unless such Event of Default shall have been cured or waived. We, as Depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we and the administrative trustees are in compliance with all the conditions and covenants applicable to us and the administrative trustees under each restated trust agreement. (Sections 8.15 and 8.16)

      If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the trust as described above. See "--Liquidation Distribution Upon Dissolution of the Trust." The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF TRUSTEES

      Unless an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement. (Section 8.10)

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

      Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any trust may at the time be located, the holder of the common securities and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the property of any trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make such appointment. (Section 8.9)

MERGER OR CONSOLIDATION OF TRUSTEES

      Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party shall be the successor of such trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section 8.12)

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

      The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of the

Trust." The trust may, at our request, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

      -     such successor entity either

            (a) expressly assumes all of the obligations of the trust with respect to the preferred securities or

            (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

      - we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities,

      - the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any,

      - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

      - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect,

      - such successor entity has a purpose substantially identical to that of the trust,

      - prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that

            (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and

            (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act, and

      - we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.


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
      Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes. (Section 9.5)

VOTING AND PREEMPTIVE RIGHTS

      Except as provided below and under "Description of Preferred Securities Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

AMENDMENT OF RESTATED TRUST AGREEMENTS

      Each restated trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust securities:

      1. to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or

      2. to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the trust.

      Each restated trust agreement may be amended by us and the trustees with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities, and receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States Federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

      - change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

      - restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)


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
      So long as any corresponding subordinated debt securities are held by the property trustee, the trustees shall not:

      - direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding subordinated debt securities,

      - waive any past default that is waivable under Section 5.13 of the subordinated indentures (as described in "Description of the Debt Securities--Modification and Waiver"),

      - exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable, or

      - consent to any amendment, modification or termination of the subordinated indenture or such corresponding subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

      However, where a consent under the subordinated indenture would require the consent of each holder of corresponding subordinated debt securities affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for United States Federal income tax purposes on account of such action. (Section 6.1)

      Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement. (Sections 6.2, 6.3 and 6.6)

      No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

      Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any affiliate of ours or any trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

      The preferred securities of the trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.


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
      The specific terms of the depositary arrangement with respect to the preferred securities of the trust will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

      Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or by us if such preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

      So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the restated trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the restated trust agreement.

      Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of W. R. Berkley, the property trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing any trust's preferred securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

      Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of trust will provide that

      - if we advise the trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days,


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
      - we at our option advise the trustees in writing that we elect to terminate the book-entry system through the depositary or

      - after the occurrence of an event of default under the corresponding subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the property trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

      Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trust's preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any copaying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to us and the property trustee. In the event the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and us, to act as paying agent. (Section 5.9)

REGISTRAR AND TRANSFER AGENT

      Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

      Registration of transfers of preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

INFORMATION CONCERNING THE PROPERTY TRUSTEE

      The property trustee, other than during the occurrence of and continuation of a default by us in performance of any trust-issued subordinated indenture, undertakes to perform, without negligence, acting in bad faith or willful misconduct, only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs after default with respect to any trust-issued subordinated indenture. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered indemnity reasonably satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the property trustee shall take such action as is directed by us. If it is not so directed, the property trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that no trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding subordinated debt securities will be treated as our indebtedness for United States Federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or each restated trust agreement, that we and the administrative trustees determine in our and their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

      Concurrently with the issuance by the trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. The property trustee will act as indenture trustee under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. In this prospectus, we refer to the property trustee acting as indenture trustee under each preferred securities guarantee as the "guarantee trustee." The following is a summary of the material terms and provisions of the preferred securities guarantees. You should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever particular sections or defined terms of a preferred securities guarantee are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Reference in this summary to preferred securities means the trust's preferred securities to which a preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related trust's preferred securities.

GENERAL

      We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments, as defined below, without duplication of amounts theretofore paid by or on behalf of the trust, to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following Guarantee Payments with respect to the preferred securities, to the extent not paid by or on behalf of the related trust, will be subject to the preferred securities guarantee:

      - any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the trust has funds on hand available for payment at such time,


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
      - the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the trust has funds on hand available for payment at such time, and

      - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding subordinated debt securities are distributed to holders of such preferred securities, the lesser of

            (a) the Liquidation Distribution, to the extent the trust has funds available for payment at such time and

            (b) the amount of assets of the trust remaining available for distribution to holders of preferred securities.

          Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the trust to pay such amounts to such holders. (Section 5.1)

      Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related trust's payment obligations under the preferred securities, but will apply only to the extent that such related trust has funds sufficient to make such payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection.

      If we do not make interest payments on the corresponding subordinated debt securities held by the trust, the trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours, including all debt securities, except those ranking equally or subordinate by their terms. See "--Status of the Preferred Securities Guarantees." Because we are a holding company, our rights and the rights of our stockholders and creditors, including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee, to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours, including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee, to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

      Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. See "W. R. Berkley Capital Trust III," "Description of Preferred Securities," and "Description of Debt Securities."

STATUS OF THE PREFERRED SECURITIES GUARANTEES

          Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms. (Section 6.2)

          Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity (Section 5.4). Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the trust or upon distribution to the holders of the preferred securities of the corresponding subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

PAYMENT OF ADDITIONAL AMOUNTS

          We will make all Guarantee Payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by

         - the laws, or any regulations or rulings promulgated thereunder, of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or

         - an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof.

If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the related preferred securities such additional amounts as may be necessary so that every Guarantee Payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

          We will not be required to pay any additional amounts for or on account of:

         1. any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder

                           (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under such preferred securities guarantee,

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

                           (b) presented such preferred security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such preferred security could not have been presented for payment elsewhere, or

                           (c) presented such preferred security for payment more than 30 days after the date on which the payment in respect of such preferred security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such preferred security for payment on any day within that 30-day period;

         2. any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

         3. any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such preferred security to comply with any reasonable request by us or the trust addressed to the holder within 90 days of such request

                           (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or

                           (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

                  4.       any combination of items (1), (2) and (3).

          In addition, we will not pay any additional amounts with respect to the preferred securities guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such preferred security to the extent such payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority thereof or therein, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the preferred securities.

AMENDMENTS AND ASSIGNMENT

          Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no vote will be required, no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2). All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

EVENTS OF DEFAULT

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

          An event of default under each preferred securities guarantee will occur upon the failure of ours to perform any of our payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such preferred securities guarantee. (Section 5.4)

          If the guarantee trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. (Section 5.4)

          We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee. (Section 2.4)

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

          The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1). Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section 3.2)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

         Each preferred securities guarantee will terminate and be of no further force and effect upon

         - full payment of the redemption price of the related preferred securities,

         - the distribution of the corresponding subordinated debt securities to the holders of the related preferred securities or

         - upon full payment of the amounts payable upon liquidation of the related trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

NEW YORK LAW TO GOVERN

          Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed wholly in that state. (Section 8.5)

EXPENSE AGREEMENT

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

          Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

          We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either

         -        senior debt securities or our subordinated debt securities,

         -        U.S. Treasury securities or

         -        preferred securities of the trust.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

          The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to

         -        the stock purchase contracts,

         - the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and

         - if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

                              PLAN OF DISTRIBUTION

          We and/or any trust may sell offered securities in any one or more of the following ways from time to time:

         -        through agents;

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

         -        to or through underwriters;

         -        through dealers; or

         -        directly to purchasers.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

          If offered securities are sold by means of an underwritten offering, we and/or the trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

          We and/or the trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If we and/or the trust grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

          If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the trust will sell such offered securities to the dealer as principal. The dealer may

]
then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

          Offers to purchase offered securities may be solicited directly by us and/or the trust and the sale thereof may be made by us and/or the trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

          Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

          Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us and/or the trust to indemnification by us and/or the trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

          If so indicated in the prospectus supplement, we and/or the trust will authorize underwriters or other persons acting as our and/or the trust's agents to solicit offers by certain institutions to purchase offered securities from us and/or the trust at the public offering price, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us and/or the trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Disclosure in the prospectus supplement of our and/or the trust's use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

          Each series of offered securities will be a new issue and, other than the shares of common stock which are listed on the New York Stock Exchange, will have no established trading market. We and/or the trust may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor the trust shall be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

          Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

          The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Unless otherwise stated in the applicable prospectus supplement, the validity of the preferred securities offered by the trust in the applicable prospectus supplement will be passed upon for the trust by Prickett, Jones & Elliott, P.A., special Delaware counsel to the trust. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement. As of September 23, 2005, Jack H. Nusbaum, chairman of Willkie Farr & Gallagher LLP and a member of our board of directors, beneficially owned 41,218 shares of our common stock.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules of W. R. Berkley Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

W. R. BERKLEY

          We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act, relating to our common stock and other securities. This prospectus is a part of such registration statement, but such registration statement also contains additional information and exhibits.

          We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy the registration statement and any other document that we file with the Commission at the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

          Our filings with the Commission are also available from the Commission's web site at http://www.sec.gov. Please call the Commission's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission's public reference room. Information about us is also available on our web site at http://www.wrberkley.com. Such information on our web site is not a part of this prospectus.

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

W. R. BERKLEY CAPITAL TRUST III

          There are no separate financial statements of the trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the trust because:

         - We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the trust;

         - The trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the trust and investing the proceeds in subordinated debt securities issued by us; and

         - The obligations of the trust under the preferred securities will be fully and unconditionally guaranteed by us. See "Description of Preferred Securities Guarantees."

          The trust is not currently subject to the information reporting requirements of the Exchange Act. The trust will become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus, although the trust intends to seek and expect to receive an exemption from those requirements. If the trust does not receive such an exemption, the expenses of operating the trust would increase, as would the likelihood that we would exercise our option to dissolve and liquidate the trust early.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following documents:

         - Our Annual Report on Form 10-K for the year ended December 31, 2004, as amended;

         - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

         - Our Current Reports on Form 8-K, dated February 25, 2005, March 7, 2005, March 14, 2005, May 6, 2005 and July 25, 2005
                  (two reports -- only the sections deemed filed with the Commission are incorporated herein by reference);

         - Our Proxy Statement dated May 10, 2005 for our 2005 Annual Meeting of Stockholders; and

         - The descriptions of our common stock set forth in our registration statement on Form 8-A/A filed with the Commission on May 1, 2001 and of our rights to purchase Series A Junior Participating Preferred Stock set forth in our registration statement on Form 8-A filed with the Commission on May 11, 1999, as amended on May 1, 2001,

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

                  including any further amendments or reports for the purposes of updating such descriptions.

         To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address: W. R. Berkley Corporation, Attn: Ira S. Lederman, Secretary, 475 Steamboat Road, Greenwich, Connecticut 06830 (203) 629-3000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except the Commission registration fee.

      Securities and Exchange Commission
        registration fee..................................      $117,700
      Trustee's fees and expenses.........................        20,000
      Printing and engraving expenses.....................       100,000
      Accounting fees and expenses........................       100,000
      Legal fees and expenses.............................       250,000
      Miscellaneous.......................................        17,300
                                                                  ------
             Total........................................      $625,000
                                                                ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Section 145 of the Delaware General Corporation Law, as amended, which is applicable to us, provides in regards to indemnification of directors and officers as follows:

         145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made with respect to a person who is a director or an officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          As permitted by the Delaware General Corporation Law, our stockholders approved an amendment to our Restated Certificate of Incorporation containing provisions eliminating a director's personal liability for monetary damages to us and our stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, liability for any breach of the director's duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which the director received an improper personal benefit. The amendment also provides for indemnification of directors, officers and other persons under certain circumstances.

          We maintain policies of insurance under which we and our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against us or any of our directors or officers by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in our or their respective capacities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

          The undersigned registrants hereby undertake:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrants hereby undertake that:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

         (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The undersigned registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 23rd day of September 2005.

                                       W. R. BERKLEY CORPORATION

                                       By:    /s/ William R. Berkley
                                            --------------------------------
                                            William R. Berkley
                                            Chairman of the Board,
                                            Chief Executive Officer
                                            and President

                                POWER OF ATTORNEY

          Each individual whose signature appears below hereby constitutes and appoints each of William R. Berkley, Eugene G. Ballard and Ira S. Lederman, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrants to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 23rd day of September 2005.

                SIGNATURE                                 TITLE
     /s/ William R. Berkley                 Chairman of the Board, Chief Executive
  -------------------------------------     Officer and President (Principal Executive
        William R. Berkley                  Officer)


      /s/ Eugene G. Ballard                 Senior Vice President, Chief Financial
  -------------------------------------     Officer and Treasurer (Principal Financial
        Eugene G. Ballard                   Officer)


        /s/ Clement P. Patafio              Vice President, Corporate Controller
  -------------------------------------     (Principal Accounting Officer)
        Clement P. Patafio

         /s/ W. Robert Berkley, Jr.         Executive Vice President and Director
  -------------------------------------
        W. Robert Berkley, Jr.

  -------------------------------------     Director
        Philip J. Ablove

         /s/ Ronald E. Blaylock             Director
  -------------------------------------
        Ronald E. Blaylock

       /s/ Mark E. Brockbank                Director
  -------------------------------------
        Mark E. Brockbank


  -------------------------------------     Director
        George G. Daly

        /s/ Rodney A. Hawes, Jr.            Director
  -------------------------------------
        Rodney A. Hawes, Jr.

  -------------------------------------     Director
        Jack H. Nusbaum

          /s/ Mark L. Shapiro               Director
  -------------------------------------
        Mark L. Shapiro

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, W. R. Berkley Capital Trust III has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 23rd day of September 2005.

                                  W. R. BERKLEY CAPITAL TRUST III

                                  By:   W. R. Berkley Corporation, as Depositor


                                  By:         /s/ Eugene G. Ballard
                                        ---------------------------------------
                                        Eugene G. Ballard
                                        Senior Vice President,
                                        Chief Financial Officer and Treasurer

                                  EXHIBIT INDEX

*1.1 Form of Underwriting Agreement relating to common stock, preferred stock, depositary shares, debt securities and warrants of W. R.
            Berkley Corporation

*1.2        Form of Underwriting Agreement relating to preferred securities of
            W. R. Berkley Capital Trust II, preferred securities of W. R.
            Berkley Capital Trust III and preferred securities guarantees of W.
            R. Berkley Corporation

*1.3        Form of Underwriting Agreement relating to stock purchase contracts

*1.4        Form of Underwriting Agreement relating to stock purchase units

4.1         Restated Certificate of Incorporation, as amended through May 10,
            2004, of W. R. Berkley Corporation (incorporated by reference to
            Exhibits 3.1 and 3.2 to W. R. Berkley Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 1-15202))

4.2         Amendment, dated May 11, 2004, to W. R. Berkley Corporation's
            Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to W. R. Berkley Corporation's Quarterly
            Report on Form 10-Q for the quarter ended June 30, 2004 (File No.
            1-15202))

4.3         Rights Agreement, dated as of May 11, 1999, between W. R. Berkley
            Corporation and ChaseMellon Shareholder Services, LLC (which has been succeeded by Wells Fargo Bank Minnesota, N.A.), as Rights Agent
            (incorporated by reference to Exhibit 99.1 to W. R. Berkley
            Corporation's Current Report on Form 8-K filed May 11, 1999 (File
            No. 0-7849))

4.4         Certificate of Designation, Preferences and Rights of Series A
            Junior Participating Preferred Stock (attached as Exhibit A to the
            Rights Agreement filed as Exhibit 4.3 hereto)

4.5         Form of Rights Certificate (attached as Exhibit B to the Rights
            Agreement filed as Exhibit 4.3 hereto)

4.6         Amended and Restated By-Laws of W. R. Berkley Corporation
            (incorporated by reference to Exhibit 3(ii) to W. R. Berkley
            Corporation's Current Report on Form 8-K filed May 11, 1999 (File
            No. 0-7849))

4.7         Senior Indenture, dated February 14, 2003, between W. R. Berkley
            Corporation and the Bank of New York (incorporated by reference to Exhibit 4.1 to W. R. Berkley's Annual Report on Form 10-K (File No.
            0-7849))

4.8 Form of Subordinated Indenture between W. R. Berkley Corporation and the Trustee (incorporated by reference to Exhibit 4.8 to W. R.
            Berkley's Registration Statement on Form S-3 (Registration No.
            333-57546))

4.9 Form of Subordinated Indenture between W. R. Berkley Corporation and the Trustee, with respect to debt securities issued to W. R. Berkley
            Capital Trust III (incorporated by reference to Exhibit 4.9 to W. R.
            Berkley's Registration Statement on Form S-3 (Registration No.
            333-57546))

*4.10       Form of Common Stock Warrant Agreement, including form of Warrant

*4.11       Form of Preferred Stock Warrant Agreement, including form of Warrant

*4.12       Form of Debt Warrant Agreement, including form of Warrant

4.13        Certificate of Trust of W. R. Berkley Capital Trust III
            (incorporated by reference to Exhibit 4.14 to W. R. Berkley's
            Registration Statement on Form S-3 (Registration No. 333-57546))

4.14 Trust Agreement of W. R. Berkley Capital Trust III (incorporated by reference to Exhibit 4.16 to W. R. Berkley's Registration Statement on Form S-3 (Registration No. 333-57546))

*4.15       Form of Amended and Restated Trust Agreement for W. R. Berkley
            Capital Trust III

*4.16       Form of Preferred Security Certificate for W. R. Berkley Capital
            Trust III

*4.17 Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by W. R. Berkley Capital Trust III

*4.18       Form of Expense Agreement (attached as Exhibit D to the Form of
            Amended Restated Trust Agreement to be filed as Exhibit 4.17 hereto)

*4.19       Form of Certificate of Designation for the Preferred Stock of W. R.
            Berkley Corporation (together with form of Preferred Stock
            Certificate)

*4.20       Form of Deposit Agreement

*4.21       Form of Depositary Receipt

*4.22       Form of Senior Note

*4.23       Form of Subordinated Note

*4.24       Form of Subordinated Note with respect to debt securities issued to
            W. R. Berkley Capital Trust III

*4.25       Form of Stock Purchase Contract Agreement

*4.26       Form of Pledge Agreement

**5.1       Opinion of Willkie Farr & Gallagher LLP

**5.2       Opinion of Prickett, Jones & Elliott, P.A. with respect to W. R.
            Berkley Capital Trust III

**12.1      Statement Re: Computation of Ratio of Earnings to Fixed Charges and
            Ratio of Earnings to Combined Fixed Charges and Preferred Stock
            Dividends

**23.1      Consent of KPMG LLP

**23.2 Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 above)

**23.3 Consent of Prickett, Jones & Elliott, P.A. (included in Exhibit 5.2 above)

**24.1      Power of Attorney (included on signature pages)

**25.1 Statement of Eligibility of the Trustee on Form T-1, as trustee for the W. R. Berkley Corporation Senior Indenture

**25.2 Statement of Eligibility of the Trustee on Form T-1, as trustee for the W. R. Berkley Corporation Subordinated Indenture

**25.3      Statement of Eligibility of the Trustee on Form T-1, as Property
            Trustee for the Amended and Restated Trust Agreement of W. R.
            Berkley Capital Trust III

**25.4      Statement of Eligibility of the Trustee on Form T-1, as Preferred
            Securities Guarantee Trustee under the Preferred Securities
            Guarantee Agreement of W. R. Berkley Corporation for the benefit of the holders of Preferred Securities of W. R. Berkley Capital Trust
            III

------------------
* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**     Filed herewith.